CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated August 25, 2022, with respect to the financial statements of Allspring California Limited-Term Tax-Free Fund (formerly, Wells Fargo California Limited-Term Tax-Free Fund), Allspring California Tax-Free Fund (formerly, Wells Fargo California Tax-Free Fund), Allspring High Yield Municipal Bond Fund (formerly, Wells Fargo High Yield Municipal Bond Fund), Allspring Intermediate Tax/AMT-Free Fund (formerly, Wells Fargo Intermediate Tax/AMT-Free Fund), Allspring Minnesota Tax-Free Fund (formerly, Wells Fargo Minnesota Tax-Free Fund), Allspring Municipal Bond Fund (formerly, Wells Fargo Municipal Bond Fund), Allspring Municipal Sustainability Fund (formerly, Wells Fargo Municipal Sustainability Fund), Allspring Pennsylvania Tax-Free Fund (formerly, Wells Fargo Pennsylvania Tax-Free Fund), Allspring Short-Term Municipal Bond Fund (formerly, Wells Fargo Short-Term Municipal Bond Fund), Allspring Strategic Municipal Bond Fund (formerly, Wells Fargo Strategic Municipal Bond Fund), Allspring Ultra Short-Term Municipal Income Fund (formerly, Wells Fargo Ultra Short-Term Municipal Income Fund), and Allspring Wisconsin Tax-Free Fund (formerly, Wells Fargo Wisconsin Tax-Free Fund), twelve of the funds comprising Allspring Funds Trust (formerly, Wells Fargo Funds Trust), as of June 30, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
October 26, 2022